Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Year 2018 Results

Sugar Land, Texas, Feb. 21, 2019 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its fourth quarter and year ended Dec. 31, 2018.

“In the fourth quarter, customer demand was consistent with our expectations, and we delivered revenue and earnings within our guidance range,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO. “While 2018 had its challenges for the overall optics market and for AOI, we made good progress on diversifying our customer base and expanding our technology leadership in advanced optics. We secured 26 new design wins, of which 12 were with new customers, including a new large U.S.-based datacenter customer that we secured in the fourth quarter. We also maintained all of our top customers and continue to be in a good position to grow our business with them. Continuing the pace of our technical achievements, we made significant progress in our 200G and 400G development efforts, including the sample release of our silicon photonics-based 400G optical module. We also recently shipped evaluation samples of several products for use in 5G mobile networks and we are looking forward to working with our telecom customers to successfully complete these qualifications.”

Lin continued, "In examining the market dynamics for 2019, we see that some inventory build-up has occurred in the datacenter supply chain as customers transitioned to 100G. Additionally, we see some conservatism in capital expenditures by datacenter customers in China. We believe these factors will affect our visibility and demand in the short-term and is reflected in our first quarter guidance. While it is still early in the year, we believe market trends may begin to improve in the second half of 2019. With the technologies we have developed and plan to bring to market, we believe we are in a strong competitive position to address customer needs as demand improves.”

Fourth Quarter 2018 Financial Summary

•	GAAP revenue was $58.0 million, compared with $79.9 million in the fourth quarter 2017 and $56.4 million in the third quarter of 2018. Non-GAAP revenue was $58.9 million.

•	GAAP gross margin was 18.2%, compared with 40.3% in the fourth quarter 2017 and 31.1% in the third quarter of 2018. Non-GAAP gross margin was 24.7%, compared with 41.0% in the fourth quarter 2017 and 34.0% in the third quarter of 2018.

•	GAAP net loss was $8.6 million, or $0.43 per basic share, compared with net income of $5.7 million, or $0.28 per diluted share in the fourth quarter 2017, and net loss of $3.7 million, or $0.19 per basic share in the third quarter of 2018.

•	Non-GAAP net loss was $0.5 million, or $0.02 per basic share, compared with non-GAAP net income of $17.9 million, or $0.89 per diluted share in the fourth quarter 2017, and non-GAAP net income of $2.7 million, or $0.14 per diluted share in the third quarter of 2018.

Year 2018 Financial Summary

•	GAAP revenue was $267.5 million, compared with $382.3 million in 2017, and non-GAAP revenue was $268.4 million.

•	GAAP gross margin was 32.8%, compared with 43.5% in 2017. Non-GAAP gross margin was 35.5%, compared with 43.7% in 2017.

•	GAAP net loss was $2.1 million, or $0.11 per basic share, compared with net income of $74.0 million, or $3.67 per diluted share in 2017. Non-GAAP net income was $20.8 million, or $1.04 per diluted share, compared with non-GAAP net income of $93.0 million, or $4.62 per diluted share in 2017.

•	On December 31, 2018, cash, cash equivalents and restricted cash totaled $58.0 million, compared with the December 31, 2017 balance of $84.0 million.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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First Quarter 2019 Business Outlook (+)

For the first quarter of 2019, the company currently expects:

•	Revenue in the range of $50 million to $55 million.
•	Non-GAAP gross margin in the range of 26.5% to 28.5%.
•	Non-GAAP net loss in the range of $3.7 million to $5.8 million, and non-GAAP loss per share in the range of $0.18 to $0.29 using approximately 19.9 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors on Feb. 21, 2019 to discuss its fourth quarter and year 2018 results and outlook for its first quarter of 2019 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10127316.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, CATV, FTTH or Telecom markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP revenue, non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP revenue, we exclude non-recurring adjustments to revenue, if any. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring adjustments to revenue in Q4 2018 and CY2018 is a non-recurring customer credit. Included in our non-recurring expenses in Q4 2018 and FY2018 are certain consulting and legal fees, depreciation expenses associated with certain idle equipment, and employee severance expenses. Non-cash expenses associated with discontinued products in Q4 2018 and CY2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q4 2018 and CY2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products.

Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense and non-recurring revenue and expenses are appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings per share for Q4 2018 to our non-GAAP net income (loss) and earnings per share is provided below, together with corresponding reconciliations for the three month period ended December 31, 2017 and the twelve month periods ended December 31, 2017 and December 31, 2018.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$58,004	$83,984
Accounts Receivable, Net	30,534	59,850
Inventories	93,256	75,768
Prepaid Income Tax	1,188	1,394
Prepaid Expenses and Other Current Assets	11,293	8,665
Total Current Assets	194,275	229,661

Property, Plant And Equipment, Net	234,211	197,943
Land Use Rights, Net	5,814	804
Intangible Assets, Net	3,977	4,007
Deferred Income Tax Assets	21,714	12,801
Other Assets	6,849	7,732
TOTAL ASSETS	$466,840	$452,948

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$29,910	$43,624
Accrued Expenses	19,291	19,103
Accrued Income Tax	–	7,422
Bank Acceptance Payable	4,628	–
Bank Loan-Short Term	15,458	–
Current Portion of Long Term Debt	8,131	559
Total Current Liabilities	77,418	70,708

Notes Payable and Long Term Debt	60,328	48,964
TOTAL LIABILITIES	137,746	119,672

STOCKHOLDERS' EQUITY
Total Preferred Stock	–	–
Common Stock	20	19
Additional Paid-in Capital	292,480	285,376
Cumulative Translation Adjustment	602	9,743
Retained Earnings	35,992	38,138
TOTAL STOCKHOLDERS' EQUITY	329,094	333,276

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$466,840	$452,948

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Revenue	2018	2017	2018	2017
Datacenter	$41,659	$62,001	$200,236	$306,712
CATV	12,652	14,326	51,699	60,756
Telecom	2,760	3,177	13,159	12,899
FTTH	320	85	818	490
Other	627	266	1,553	1,472
Total Revenue	58,018	79,855	267,465	382,329

Total Cost of Goods Sold	47,481	47,701	179,692	216,049

Total Gross Profit	10,537	32,154	87,773	166,280

Operating Expenses:
Research and Development	11,342	10,670	49,903	35,365
Sales and Marketing	1,920	2,090	9,141	8,702
General and Administrative	9,552	9,074	39,497	35,262
Total Operating Expenses	22,814	21,834	98,541	79,329

Operating Income (Loss)	(12,277)	10,320	(10,768)	86,951

Other Income (Expense):
Interest Income	59	55	282	221
Interest Expense	(482)	(66)	(1,106)	(858)
Other Income	629	(20)	1,151	223
Foreign Exchange Gain (Loss)	(135)	(870)	663	(2,011)
Total Other Income (Expense):	71	(901)	990	(2,425)

Net Income (loss) before Income Taxes	(12,206)	9,419	(9,778)	84,526

Income Tax Benefit (Expense)	3,638	(3,703)	7,632	(10,575)

Net Income (loss)	(8,568)	5,716	(2,146)	73,951
Net income (loss) per share attributable to common stockholders
basic	$(0.43)	$0.29	$(0.11)	$3.87
diluted	$(0.43)	$0.28	$(0.11)	$3.67

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	19,793	19,406	19,647	19,097
diluted	19,793	20,160	19,647	20,139

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP revenue	$58,018	$79,855	$267,465	$382,329
Non-recurring customer credit	891	–	891	–
Non-GAAP revenue	58,909	79,855	268,356	382,329

GAAP total gross profit (a)	$10,537	$32,154	$87,773	$166,280
Non-recurring customer credit	891	–	891	–
Share-based compensation expense	202	124	795	461
Non-recurring expense	43	459	50	459
Expenses associated with discontinued products	2,852	–	5,767	–
Non-GAAP total gross profit (a)	14,525	32,737	95,276	167,200

GAAP net income (loss)	(8,568)	5,716	(2,146)	73,951
Non-recurring customer credit	891	0	891	0
Amortization of intangible assets	128	125	506	485
Share-based compensation expense	2,757	1,946	11,120	7,795
Non-recurring charges	1,180	1,398	2,485	2,166
Expenses associated with discontinued products	2,852	–	5,767	–
Non-cash expenses associated with discontinued products	273	–	2,887	–
Loss from disposal of idle assets	8	–	8	2
Unrealized exchange loss (gain)	7	741	(601)	948
Non-recurring tax benefit	–	8,016	(162)	7,696
Non-GAAP net income (loss)	(472)	17,942	20,755	93,043

GAAP diluted net income (loss) per share	$(0.43)	$0.28	$(0.11)	$3.67
Non-recurring customer credit	0.05	–	0.04	–
Amortization of intangible assets	0.01	(0.00)	0.03	0.02
Share-based compensation expense	0.15	0.10	0.56	0.39
Non-recurring charges	0.06	0.07	0.12	0.11
Expenses associated with discontinued products	0.14	–	0.29	–
Non-cash expenses associated with discontinued products	0.01	–	0.14	–
Loss from disposal of idle assets	0.00	–	0.00	0.00
Unrealized exchange loss (gain)	(0.01)	0.04	(0.03)	0.05
Non-recurring tax benefit	0.01	0.40	0.00	0.38
Non-GAAP diluted net income (loss) per share	$(0.02)	$0.89	$1.04	$4.62

Shares used to compute diluted loss per share	19,793	19,406	19,647	19,097
Shares used to compute diluted earnings per share	19,793	20,160	20,027	20,139

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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